DISPOSITION AGREEMENT

This Disposition Agreement (this “Agreement”), executed as of April 4, 2005 and effective as of the 31st day of March, 2005, by and between Terra Nostra Resources Corp (herein “Transferor”) and Quattro Investments Ltd. (herein “Transferee”) and Biointegra, Inc. (herein “Company”).  In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

WHEREAS, the Board of Directors of the Transferor has determined that the business of the Company will require further capital injection in order to complete the technology under development in the Company;

WHEREAS, the Transferor does not have the funds available as may be required to continue to fund the Company and the Transferor has also failed to provide sufficient funding for its past development.

WHEREAS, the Board of Directors of Transferor has determined that the amounts as due and payable from the Company to the Transferor are uncollectible and the Board believes it is in the Transferor's best interests to divest of the shares of the Company and to write off the debt owed by the Company on the balance sheet of the Transferor;

WHEREAS, the Board of Directors of the Transferor has determined to dispose of the shares of the Company, which are 50,000 class A shares and 11,675 class B shares of the common stock of the Company (the “Shares”);

WHEREAS, Transferor has an outstanding note receivable (the "Note Receivable") in the amount of $250,000US, pursuant to a subscription agreement,  which it has been unable to collect and Transferor wishes to assign the note receivable to the Company in exchange for 250,000 preferred shares of the Company  (the “Preferred Shares”) as a part of this disposition agreement.

WHEREAS, there were a total of 500,000 shares of Terra Nostra Resources Corp. (the “Terra Shares”) issued pursuant to the Note Receivable and pursuant to the completion of all of the actions anticipated by this Agreement the Transferor wishes to agree to the release of the Shares to the Transferee.

WHEREAS, the Transferee has agreed to undertake to fund the ongoing operations of the Company on such terms as may be determined between the Transferee and the Company in exchange for the Shares, assignment of the debt of the Company to the Transferee and the Terra Shares.

WHEREAS, the Company will maintain at the date of disposition all its assets and liabilities.

NOW THEREFORE, subject to the terms and conditions herein and acceptance by the Transferee, the Transferor and the Company hereby agrees to undertake the following actions as defined in Article I, Article II and Article III herein for the consideration stated herein.

ARTICLE I

TRANSFER OF SHARES

1.01

Immediately upon the execution of this Agreement the Transferor shall transfer the Shares of the Company to the Transferee.

1.02

The Shares shall be free and clear of all liens and encumbrances and the Transferee shall have good title to the Shares immediately upon the execution of this Agreement.

                                                              ARTICLE II

 DEBT OF BIOINTEGRA

2.01

The Company has an outstanding inter-company loan with the Transferor in the approximate amount of $ 98,180.91 as at March 31, 2005 (the “Debt”) and as part of this Agreement, the Debt shall be assigned to and assumed by the Transferee.

2.02

The Transferor acknowledges that it shall assign the loan on the books of the Transferor and that the Transferor shall waive any and all  rights or interest in or to the loan.

ARTICLE III

NOTE RECEIVABLE OF TERRA NOSTRA AND SHARE ISSUANCE AND TRANSFER

3.01

The Transferor has held the Note Receivable for an amount of $ 250,000 USD from an investor since October 2003, pursuant to a subscription agreement, that the Transferor has been unable to collect despite various collection efforts undertaken by the Transferor.

3.02

The Transferor wishes to transfer the Note Receivable to the Company in consideration for the Preferred Shares.  The Preferred Shares have such rights and preferences as set forth in the Company’s constating documents; the provision relating to such rights are attached hereto as Exhibit A.

3.03

The Company agrees to issue the Preferred Shares to the Transferor in consideration for the transfer of the Note Receivable to the Company.

3.04

The Transferor agrees to deliver to the Transferee the Terra Shares in consideration of the assumption of the Debt and the issuance of the Preferred Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

4.01

The Transferor  is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite power and authority to enter into this Agreement.  The Transferor has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

4.02

This Agreement has been duly executed and delivered by the Transferor and thereby constitutes a valid and binding agreement, enforceable against the Transferor in accordance with its terms.

4.03

The execution, delivery and performance of this Agreement, and the completion of the transactions contemplated herein, have been or will be prior to Closing, consented to and approved by the Board of Directors of the Transferor and shall be subject to the requisite regulatory approvals.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE

5.01

The Transferee represents that it holds the requisite power and authority to enter into this Agreement.

5.02

This Agreement has been duly executed and delivered by the Transferee and thereby constitutes a valid and binding agreement, enforceable against the Transferee in accordance with its terms.

5.03

The execution, delivery and performance of this Agreement, and the completion of the transactions contemplated herein, shall have been or will be prior to Closing, consented to and approved by the Board of Directors of the Transferee.

 ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.01

The Company  is a corporation duly organized, validly existing and in good standing under the laws of the Province of Quebec with all requisite power and authority to enter into this Agreement.  The Transferor has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

6.02

This Agreement has been duly executed and delivered by the Company and thereby constitutes a valid and binding agreement, enforceable against the Company in accordance with its terms.

6.03

The execution, delivery and performance of this Agreement, and the completion of the transactions contemplated herein, have been or will be prior to Closing, consented to and approved by the Board of Directors of the Company and shall be subject to the requisite regulatory approvals.

ARTICLE VII

CLOSING

7.01

The closing of the transactions as contemplated by this Agreement (“the Closing”) will take place within 5 days of the execution of this Agreement at the offices of the Transferor or such other date or location as the parties may agree to in writing. The transactions contemplated by this Agreement shall be deemed to have occurred as of March 31, 2005, regardless of the actual date of Closing.

7.02

At the Closing, Transferor will tender to the Transferee:

(a)

all of the Shares of the Company duly endorsed for transfer to the Transferee;

(b)

the resignations of all of the directors and officers of the Company as may be required  by the Transferee; and

            (c)        the Terra Shares duly endorsed for transfer to the Transferee.

7.03

At the Closing, the Transferor will tender to the Company:

(a)        the note receivable duly endorsed for transfer to the Company;

7.04

At the Closing, the Company will tender to the Transferor:

(a)

a share certificate for the Preferred Shares of the Company in the name of the Transferor.

7.05

At the Closing, the Transferee will tender to the Transferor:

(a)

an executed assumption agreement for the Debt.

ARTICLE VIII

MISCELLANEOUS

8.01

The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

8.02     Time shall be of the essence hereof.

8.03

Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the party to whom it is given or, if mailed, by prepaid registered mail addressed to such party at such address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this clause. Any notice mailed shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the party to whom it is addressed shall be deemed to have been given and received on the business day next following the day it was delivered or faxed.

8.04

This Agreement shall be governed by and construed in accordance with the law of the State of Nevada and the parties submit and attorn to the jurisdiction of the courts of the State of Nevada.

8.05

If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

8.06

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

8.07

The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

8.08

This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

8.09

This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

Terra Nostra Resources Corp.

Quattro Investments Ltd.

a Nevada corporation

a Belize corporation

By:

/s/ Richard St. Julien

By:

/s/ Mark Hulse

Name:

Richard St. Julien

Name:  Mark Hulse

Title:

Director

Title:     Director

BioIntegra, Inc.

a Quebec corporation

By:

/s/ Regis Bosse

Name:  Regis Bosse

Title:    Director

EXHIBIT A TO THE DISPOSITION AGREEMENT DATED APRIL 4, 2005 BETWEEN TERRA NOSTRA RESOURCES CORP., QUATTRO INVESTMENTS LTD., AND BIOINTEGRA, INC.

CLASS D SHARES

11. VOTING RIGHTS

The holders of Class D shares are not entitled to receive notice of, or to attend,  any meeting of shareholders of the Company and are not entitled to vote at any such meeting, except to the extent otherwise provided in the Companies Act (Quebec)  (R.S.Q., c. C-38) or in the Articles of the Company.

12. RANK

The Class D shares rank ahead of all shares of all other classes of the capital stock of the Company with respect to the declaration and payment of dividends and the payment of amounts owed on such shares to their holders, upon the distribution of the Company’s assets, in the event of the liquidation or dissolution of the Company or any other asset distribution to the shareholders.

13. DIVIDENDS AND PARTICIPATION

Subject to the rights and privileges attached to the other classes of shares of the Company, the holders of Class D shares are entitled to participate in the assets, profits and surplus of the Company and, to this effect, to receive, during each fiscal year of the Company, as and when declared by the Company, fixed non-cumulative dividends, at a rate of at least three percent (3%) and exceeding at least two percent (2%) the dividend fixed for the other classes of shares, if any, during a same fiscal year.

No dividend is declared, paid or set aside for payment at any time whatsoever during a fiscal year of the Company, on or with respect to shares of any other classes of its capital stock,  unless the non-cumulative dividends at the aforesaid rate per share, per annum, on all the of Class D shares outstanding, have been declared and paid or set aside for  payment during such fiscal year.

The Company is automatically relieved from its obligations with respect to undeclared dividends on the Class D shares with respect to any fiscal year of the Company by the sole expiration of such fiscal year and if no other dividend is declared for that same fiscal year.

In addition, holders of Class D shares  are entitled to participate in the balance of assets of the Company in the event of  its liquidation or its dissolution, concurrently with the holders of Class A and holders of Class B shares but after payment of amounts owed to holders of Class C and holders of Class D shares, according to the rights and privileges attached thereto.

14. REDEMPTION BY THE COMPANY

Subject to article 123.53 of the Companies Act (Québec) (S.R.Q., c. C-38), the Company has the right, at its option, to redeem, at any time or from time to time, all or part of the Class D shares outstanding, by giving notice as hereinafter stipulated and upon payment of the Redemption price consisting of an amount per share equal to the purchase price or the value of the consideration for which such shares were issued plus all declared and unpaid dividends on such shares .

In the event of a partial redemption, the shares to be redeemed will be chosen, to the extent possible, pro rata, among the holders of all Class D shares then outstanding, except if all holders consent, the shares to be redeemed may be chosen by any other way.

The Company, at least 15 days before the date set for the redemption, gives notice of its intention to redeem, in writing to each person, who, on the day the notice is sent, is a registered holder of Class D shares subject to redemption,.  However,  any holder of such Class D shares may, without prejudice to the rights of other holders of Class D shares,  relieve the Company  from giving such notice.

The notice, if any, is given by  prepaid mail to the registered holder, at the latest address of the holder as indicated in the books of the Company or, if the address of the holder is not indicated, at his latest address known .  Such notice sets out the date on which the redemption will take place and the place or places designated for the payment of the Redemption price and, in the case of a partial redemption, the number of shares subject to redemption held by the person to which the  notice is addressed.

If a notice of redemption is given as above-mentioned and a sufficient amount to redeem the Class D shares called for redemption is deposited with bankers of the Company or in  any other place indicated in the notice, prior to or on the date set for redemption, the holders of such shares will thereafter have no other right in or against the Company and no other right, except the right to receive payment of said Redemption price from the deposited monies, upon presentation and delivery of the certificates representing their shares called for redemption.

15. PREFERRED REIMBURSEMENT

In the event of liquidation, dissolution or other Company asset distribution to its shareholders, no amount shall be paid and no asset distributed to holders of shares of any classes of the capital stock of the Company unless the Class D shareholders have been paid an amount equal to the Redemption price of the Class D shares held by them.

The holders of Class D shares are entitled to the payment, in equal parts  and proportionally, of any money from the assets of the Company in preference of  the holder of shares of any other classes of the capital stock  of the Company and prior to said shareholders and all the rest of the funds of the Company is distributed and paid to the holders of  other classes of shares according to their respective rights.

16. AMENDMENTS

(summary)

Without the approval of the Class D shareholders, the Company may not create another class of shares ranking equal or prior to the Class D shares, nor revoke, amend or otherwise modify the provisions of the Class D shares.